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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      Fleet Bank (RI), National Association
             (Exact name of registrant as specified in its charter)

                                on behalf of the

                        Fleet Credit Card Master Trust II


             United States                                 050495490
(State of incorporation or organization)       (IRS Employer Identification No.)


         111 Westminster Street                              02903
        Providence, Rhode Island                           (Zip Code)
(Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                        Fleet Credit Card Master Trust II
                Class A Asset Backed Certificates, Series 1999-A
                Class B Asset Backed Certificates, Series 1999-A

                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrants' Securities to be Registered.

      The description of the Asset Backed Certificates appearing under the captions entitled: "Summary of Terms," "Risk Factors," "Introduction," "The Receivables," "Maturity Assumptions," "Receivable Yield Considerations," and "Description of the Certificates" in the Prospectus Supplement, dated March 15, 1999, and "Prospectus Summary," "Risk Factors," "Material Legal Aspects of the Receivables," "Description of the Certificates," "Federal Income Tax Consequences," and "ERISA Considerations" in the Prospectus, dated March 10, 1999 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 8).

Item 2. Exhibits.

        Exhibit 1 Form of specimens of certificates representing Class A Asset Backed Certificates, Series 1999-A and Class B Asset Backed Certificates, Series 1999-A.

        Exhibit 2 Amended and Restated Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-3, Nos. 333-52583 and 333-52583-01, filed with the Securities and Exchange Commission on May 13, 1998).

        Exhibit 3 Amendment Number 1 to Amended and Restated Pooling and Servicing Agreement (incorporated by reference to Exhibit
                    4.2 to the registrant's Registration Statement on Form S-3, Nos. 333-52583 and 333-52583-01, filed with the Securities and Exchange Commission on May 13, 1998).

        Exhibit 4 Amendment Number 2 to Amended and Restated Pooling and Servicing Agreement (incorporated by reference to Exhibit
                    4.3 to the registrant's Registration Statement on Form S-3, Nos. 333-52583 and 333-52583-01, filed with the Securities and Exchange Commission on May 13, 1998).

        Exhibit 5 Amendment Number 3 to Amended and Restated Pooling and Servicing Agreement (incorporated by reference to Exhibit
                    4.4 to the registrant's Registration Statement on Form S-3, Nos. 333-52583 and 333-52583-01, filed with the Securities and Exchange Commission on May 13, 1998).

        Exhibit 6 Assignment and Assumption Agreement (incorporated by reference to Exhibit 4.5 to the registrant's Registration Statement on Form S-3, Nos. 333-52583 and 333-52583-01,
                    filed with the Securities and Exchange Commission on May 13,
                    1998).

        Exhibit 7   Series 1998-A Supplement (incorporated by reference to
                    Exhibit 4.1 to the registrant's Form 8-K filed with the Securities and Exchange Commission on April 6, 1999).


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      Exhibit 8   Prospectus Supplement, dated March 15, 1999, together with the
                  Prospectus, dated March 10, 1999, filed with the Securities and Exchange Commission on March 17, 1999, pursuant to Rule 424(b)(2).


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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                    FLEET BANK (RI), NATIONAL
                                      ASSOCIATION




                                    By: /s/ Jeffrey A. Lipson


Date: April 8, 1999


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                               INDEX TO EXHIBITS


EXHIBIT NO.                       DESCRIPTION

Exhibit 1 Form of specimens of certificates representing Class A Asset Backed Certificates, Series 1999-A and Class B Asset Backed Certificates, Series 1999-A.

Exhibit 2 Amended and Restated Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-3, Nos. 333-52583 and 333-52583-01, filed with the Securities and Exchange Commission on May 13, 1998).

Exhibit 3 Amendment Number 1 to Amended and Restated Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.2 to the registrant's Registration Statement on Form S-3, Nos. 333-52583 and 333-52583-01, filed with the Securities and Exchange Commission on May 13, 1998).

Exhibit 4 Amendment Number 2 to Amended and Restated Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.3 to the registrant's Registration Statement on Form S-3, Nos. 333-52583 and 333-52583-01, filed with the Securities and Exchange Commission on May 13, 1998).

Exhibit 5 Amendment Number 3 to Amended and Restated Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.4 to the registrant's Registration Statement on Form S-3, Nos. 333-52583 and 333-52583-01, filed with the Securities and Exchange Commission on May 13, 1998).

Exhibit 6 Assignment and Assumption Agreement (incorporated by reference to Exhibit 4.5 to the registrant's Registration Statement on Form S-3, Nos. 333-52583 and 333-52583-01, filed with the
                  Securities and Exchange Commission on May 13, 1998).

Exhibit 7         Series 1998-A Supplement (incorporated by reference to Exhibit
                  4.1 to the registrant's Form 8-K filed with the Securities and Exchange Commission on April 6, 1999).

Exhibit 8 Prospectus Supplement, dated March 15, 1999, together with the Prospectus, dated March 10, 1999, filed with the Securities and Exchange Commission on March 17, 1999, pursuant to Rule 424(b)(2).


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